UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 10, 2015

Commission File Number	Exact name of registrant as specified in its charter and principal office address and telephone number	State of Incorporation	I.R.S. Employer Identification No.
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882
Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On September 10, 2015, Washington Gas Light Company (the “Company”), a wholly-owned subsidiary of WGL Holdings, Inc., entered into a Distribution Agreement (the “Distribution Agreement”) with BB&T Capital Markets, a division of BB&T Securities, LLC, Mitsubishi UFJ Securities (USA), Inc., TD Securities (USA) LLC, The Williams Capital Group, L.P., U.S. Bancorp Investments, Inc., Wells Fargo Securities, LLC and RBC Capital Markets, LLC, relating to the issuance and sale from time to time of up to $600,000,000 aggregate principal amount of the Company’s Medium-Term Notes, Series K (the “Notes”), under that certain Indenture, dated as of September 1, 1991, as supplemented on September 1, 1993, by and between The Bank of New York Mellon (formerly known as The Bank of New York), as Trustee, and the Company.

The Notes will be issued pursuant to a prospectus supplement and the Company’s registration statement on Form S-3 (File No. 333-206576) filed on August 26, 2015 with the Securities and Exchange Commission. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

A copy of the Distribution Agreement is attached as Exhibit 99.1 to this Current Report on Form 8-K. The description of the Distribution Agreement does not purport to be complete and is qualified in its entirety by the Distribution Agreement furnished herewith as an exhibit to this Current Report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits

The following exhibit is furnished herewith:

99.1
Distribution Agreement, dated September 10, 2015, entered into by and among Washington Gas Light Company and BB&T Capital Markets, a division of BB&T Securities, LLC, Mitsubishi UFJ Securities (USA), Inc., TD Securities (USA) LLC, The Williams Capital Group, L.P., US Bancorp Investments, Inc., Wells Fargo Securities, LLC and RBC Capital Markets LLC regarding the issuance and sale by Washington Gas Light Company of up to $600,000,000 of Medium-Term Notes, Series K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Washington Gas Light Company (Registrant)
Date: September 15, 2015	/s/ William R. Ford
William R. Ford
Vice President and Chief Accounting Officer (Principal Accounting Officer)